Exhibit 99.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

      In connection with the accompanying Quarterly Report on Form 10-Q of PG&E National Energy Group, Inc. for the quarter ended March 31, 2003, I, Thomas E. Legro, Vice President, Controller and Chief Accounting Officer of PG&E National Energy Group, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q for the quarter ended March 31, 2003 fairly presents, in all material respects, the financial condition and results of operations of PG&E National Energy Group, Inc.

      A signed original of this written statement required by section 906 has been provided to PG&E National Energy Group, Inc. and will be furnished to the Securities and Exchange Commission or its staff upon request.

/s/ THOMAS E. LEGRO

Thomas E. Legro
Vice President, Controller and
Chief Accounting Officer

May 13, 2003